KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

                                                                             FAX
                                                                  (212) 715-8000

                                                                          ------

                                                          WRITER'S DIRECT NUMBER

                                                                  (212) 715-9100




June 3, 1996


Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, New Jersey 07006

Re:     Post-Effective Amendment No. 2 on Form S-3

Ladies and Gentlemen:

     We refer to Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 (No. 33-55792-NY) (the "Registration Statement"), to be filed by Greg Manning Auctions, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.


     We hereby  consent to the  incorporation  by reference in the  Registration
Statement to our opinion filed as Exhibit 5 to the Company's Registration Statement on Form SB-2, dated May 14, 1993 and to the reference to our firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

     We are delivering this consent to the Company, and no person other than the Company may rely upon it.


Very truly yours,



KRAMER, LEVIN, NAFTALIS & FRANKEL